Exhibit K.7

TARP Preferred Holdco I, LLC

TARP Preferred Holdco II, LLC, etc.

9 West 57th Street, 13th Floor

New York, NY 10019

As of October 14, 2013

StoneCastle Financial Corporation

152 West 57th Street, 35th Floor

New York, NY 10019

Attn: George Shilowitz

Dear George,

Reference is hereby made to that certain Purchase and Sale Agreement dated as of August 23, 2013, as amended on September 19, 2013 (the “PSA”) by and between the Sellers and Buyer. Capitalized terms used but not defined herein shall have the respective meanings set forth in the PSA.

By execution hereof, each Seller and Buyer hereby agree to amend the PSA in the manner set forth below:

(a)	Section 3.c)(v) of the PSA is hereby amended by deleting the reference to the word “or” which appears at the end of the provision.

(b)	Section 3.c)(vi) of the PSA is hereby amended by deleting the provision in its entirety and inserting the following in lieu thereof:

“(vi)	by any Seller if the Buyer has not, on or prior to October 22, 2013, launched the initial public offering of securities contemplated by that certain Form N-2 filed by Buyer with the U.S. Securities and Exchange Commission on June 14, 2013, where the term “launch” means to commence the road show for the sale of such securities through management presentations, banker calls, widely-disseminated communications or other actions substantially consistent with that required to successfully market an initial public offering of securities in the United States; or”.

(c)	Section 3.c) hereby amended by inserting the following provision immediately after Section 3.c)(vi):

“(vii)	As set forth in Sections 1.c) and 1.d).’’.

(d)	Section 3.e) is hereby amended by deleting the provision in its entirety and inserting the following in lieu thereof:

“e)	For purposes hereof, the term ‘Termination Date’ shall mean November 22, 2013 at 5:00 PM EST, unless extended by mutual agreement of the Parties.”.

Except as expressly modified pursuant to this letter agreement, all of the other terms and conditions of the PSA are and shall remain unchanged and continue in full force and effect. The provisions of Sections 5.d), 5.e) and 5.f) of the PSA are hereby incorporated into this letter agreement and apply as if more fully set forth herein.

Very Truly Yours,

TARP Preferred Holdco I, LLC

By:	/s/ Joel M. Frank

Name:	Joel M. Frank
Title:	Authorized Person

TARP Preferred Holdco II, LLC

By:	/s/ Joel M. Frank

Name:	Joel M. Frank
Title:	Authorized Person

TARP Preferred Holdco III, LLC

By:	/s/ Joel M. Frank

Name:	Joel M. Frank
Title:	Authorized Person

TARP Preferred Holdco IV, LLC

By:	/s/ Joel M. Frank

Name:	Joel M. Frank
Title:	Authorized Person

TARP Preferred Holdco V, LLC

By:	/s/ Joel M. Frank

Name:	Joel M. Frank
Title:	Authorized Person

AGREED TO AND ACCEPTED

THIS 14th DAY OF OCTOBER 2013

STONECASTLE FINANCIAL CORP.

By:	/s/ George Shilowitz

Name:	George Shilowitz
Title:	President